Contact:        Jim Gustafson
Investor Relations
DaVita Inc.
(310) 536-2585
DaVita Inc. 4th Quarter 2017 Results
Denver, Colorado, February 13, 2018 — DaVita Inc. (NYSE: DVA) today announced results for the quarter and year ended December 31, 2017.

•
Net income from continuing operations attributable to DaVita Inc. for the quarter and year ended December 31, 2017 was $156 million, or $0.85 per share, and $901 million, or $4.71 per share, respectively. Net income from continuing operations attributable to DaVita Inc. for the quarter and year ended December 31, 2016 was $143 million, or $0.73 per share, and $1.032 billion, or $5.04 per share, respectively.

•
Adjusted net income from continuing operations attributable to DaVita Inc. for the quarter and year ended December 31, 2017 was $170 million, or $0.92 per share, and $635 million, or $3.32 per share, respectively. Adjusted net income from continuing operations attributable to DaVita Inc. for the quarter and year ended December 31, 2016 was $177 million, or $0.90 per share, and $692 million, or $3.38 per share, respectively.

For the definitions of non-GAAP financial measures such as adjusted net income from continuing operations attributable to DaVita Inc., see the note titled “Note on Non-GAAP Financial Measures” below.
Financial and operating highlights include:
On December 5, 2017, we entered into an agreement to sell our DMG division to Optum, a subsidiary of UnitedHealth Group Inc. This transaction is subject to regulatory approvals and other customary closing conditions. As a result, the DMG business has been reclassified as held for sale and the results of operations are reported as discontinued operations. In addition, prior periods have been revised to conform to the current period presentation.
Cash flow: For the year ended December 31, 2017, consolidated operating cash flow was $1.907 billion, of which $1.556 billion was from continuing operations. For the three months ended December 31, 2017, consolidated operating cash flow was $343 million, of which $287 million was from continuing operations. Free cash flow from continuing operations was $150 million and $1.042 billion for the quarter and year ended December 31, 2017, respectively.
Operating income and adjusted operating income: Operating income for the quarter ended December 31, 2017 was $150 million, and adjusted operating income for the same period was $430 million. Operating income for the year ended December 31, 2017 was $1.813 billion, and adjusted operating income for the same period was $1.616 billion.
Operating income for the quarter ended December 31, 2016 was $363 million, and adjusted operating income for the same period was $423 million. Operating income for the year ended December 31, 2016 was $2.030 billion, and adjusted operating income for the same period was $1.715 billion.
Volume: Total U.S. dialysis treatments for the fourth quarter of 2017 were 7,244,555, or 92,287 treatments per day, representing a per day increase of 5.8% over the fourth quarter of 2016. Normalized non-acquired treatment growth in the fourth quarter of 2017 as compared to the fourth quarter of 2016 was 3.5%.
Impairment charges: During the quarter ended December 31, 2017, we recognized a non-cash other-than-temporary impairment charge of $280 million on our investment in our Asia Pacific joint venture (APAC JV). This charge resulted from changes in expectations for the joint venture based on the APAC JV’s continuing market research and assessments concerning the available market opportunities.
Effective income tax rate: Our effective income tax rate attributable to continuing operations was (320.9)% and 23.1% for the quarter and year ended December 31, 2017, respectively. The effective income tax rate attributable to DaVita Inc. was (2,590.5)% and 26.4% for the quarter and year ended December 31, 2017, respectively.
As a result of the recent U.S. tax reform legislation, we recorded a reduction in tax expense of $252 million for the quarter and year ended December 31, 2017 related to the remeasurement of our net deferred tax liabilities to the new federal tax rate. Our effective income tax rate for the quarter and year ended December 31, 2017 was also impacted by the non-deductible portion of impairment charges on our investment in our APAC JV and the amount of third-party owners' income attributable to non-tax paying entities.
The adjusted effective income tax rate attributable to DaVita Inc. for the quarter and year ended December 31, 2017 excluding these items was 40.4% and 39.1%, respectively.
Center activity: As of December 31, 2017, we provided dialysis services to a total of approximately 220,600 patients at 2,747 outpatient dialysis centers, of which 2,510 centers were located in the United States and 237 centers were located in 11 countries outside of the United States. During the fourth quarter of 2017, we acquired nine dialysis centers, opened a total of 36 new dialysis centers, and closed four centers in the United States. We also acquired six dialysis centers, opened two dialysis centers and closed one dialysis center outside of the United States.
Share repurchases: We repurchased a total of 12,966,672 shares of our common stock during the year ended December 31, 2017 for a total of $811 million at an average price of $62.54 per share. During the quarter ended December 31, 2017, we repurchased a total of 7,409,849 shares of our common stock for approximately $462 million at an average price of $62.37 per share. We have also repurchased 857,234 shares of our common stock for $65 million at an average price of $75.58 per share from January 1, 2018 through February 12, 2018.
On October 10, 2017, our Board of Directors approved an additional share repurchase authorization in the amount of approximately $1.253 billion. This recently approved authorization was in addition to the amounts remaining at that time under our Board of Directors' prior share repurchase authorization announced in July 2016. As of February 12, 2018, we have a total of approximately $1.054 billion in outstanding Board repurchase authorizations remaining under our stock repurchase program. These share repurchase authorizations have no expiration dates.
Outlook
The following forward-looking measures and the underlying assumptions involve significant risks and uncertainties, including those described herein, and actual results may vary significantly from these current forward-looking measures. The guidance below does not include the impact of currency fluctuations.

•	We still expect our Kidney Care consolidated operating income for 2018 to be in the range of $1.5 billion to $1.6 billion.

•	We expect our operating cash flow from continuing operations for 2018 to be in the range of $1.4 billion to $1.6 billion.

•	We are updating our 2018 effective tax rate attributable to DaVita Inc. to be approximately 26.5% to 27.5%.
Our previous guidance for 2018 effective tax rate attributable to DaVita Inc. was approximately 26.0% to 27.5%.
We will be holding a conference call to discuss our results for the fourth quarter ended December 31, 2017 on February 13, 2018 at 5:00 p.m. Eastern Time. To join the conference call, please dial (877) 918-6630 from the U.S. or (517) 308-9087 from outside the U.S., and provide the operator the password 'Earnings'. A replay of the conference call will be available on our website at investors.davita.com, for the following 30 days.

Note on Non-GAAP Financial Measures
As used in this press release the term “adjusted” refers to non-GAAP measures as follows, each as reconciled to the most comparable GAAP measure in the non-GAAP reconciliations in the notes to this press release: (i) for income measures, the term “adjusted” refers to operating performance measures that exclude certain items such as impairment charges, gains (losses) on ownership changes, restructuring charges, accruals for legal matters, recent federal tax reform legislation, and gains and charges associated with settlements; and (ii) the term “adjusted effective income tax rate attributable to DaVita Inc.” represents the Company’s effective tax rate excluding applicable non-GAAP items and noncontrolling owners’ income that primarily relates to non-tax paying entities.
These non-GAAP or “adjusted” measures are presented because management believes these measures are useful adjuncts to GAAP results. Non-GAAP or “adjusted” measures should not be considered an alternative to the corresponding measures determined under GAAP. Management uses these non-GAAP measures to compare and evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts in evaluating our performance over time and relative to competitors, as well as in analyzing the underlying trends in our business.
The Company’s adjusted net income from continuing operations attributable to DaVita Inc., adjusted diluted net income from continuing operations attributable to DaVita Inc. per share, adjusted operating income, effective income tax rate attributable to DaVita Inc., adjusted effective income tax rate attributable to DaVita Inc., and free cash flow from continuing operations discussed in this press release are reconciled to their most comparable GAAP measures at Notes 2, 3, 4, and 5 at the end of this press release.

DaVita Inc. and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), including statements in this release, filings with the Securities and Exchange Commission (“SEC”), reports to stockholders and in meetings with investors and analysts. All such statements in this release, during the related presentation or other meetings, other than statements of historical fact, are forward-looking statements and as such are intended to be covered by the safe harbor for “forward-looking statements” provided by the PSLRA. Without limiting the foregoing, statements including the words “expect,” “will,” “plan,” “anticipate,” “believe,” “forecast,” “guidance,” “outlook,” “goals,” and similar expressions are intended to identify forward-looking statements.
The forward-looking statements should be considered in light of these risks and uncertainties. All forward-looking statements in this release are based on information available to us on the date of this presentation. We undertake no obligation to publicly update or revise any of our guidance, the assessment of the underlying assumptions or other forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise.
These forward-looking statements could include but are not limited to statements related to our guidance and expectations for our 2018 Kidney Care consolidated operating income, our 2018 operating cash flows from continuing operations and our 2018 effective tax rate attributable to DaVita Inc., and uncertainties associated with the other risk factors set forth in our most recent quarterly report on Form 10-Q for the quarter ended September 30, 2017, and the other risks discussed in our subsequent periodic and current reports filed with the SEC from time to time.
Our actual results could differ materially from any forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, and are qualified in their entirety by reference to the full text of those risk factors in our SEC filings relating to:

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the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number of patients under such plans, including as a result of restrictions or prohibitions on the use and/or availability of charitable premium assistance, which may result in the loss of revenues or patients, or our making incorrect assumptions about how our patients will respond to any change in financial assistance from charitable organizations;

•
the extent to which the ongoing implementation of healthcare exchanges or changes in or new legislation, regulations or guidance, or enforcement thereof, including among other things those regarding the exchanges, results in a reduction in reimbursement rates for our services from and/or the number of patients enrolled in higher-paying commercial plans;

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs;

•	the impact of the Medicare Advantage benchmark structure;

•
risks arising from potential and proposed federal and/or state legislation or regulation, including healthcare-related and labor-related legislation or regulation, that could have a material adverse effect on our operations and profitability;

•
the impact of the changing political environment and related developments on the current health care marketplace and on our business, including with respect to the future of the Affordable Care Act, the exchanges and many other core aspects of the current health care marketplace;

•	uncertainties related to the impact of federal tax reform legislation;

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing;

•
legal compliance risks, including, without limitation, our continued compliance with complex government regulations and the provisions of our current corporate integrity agreement and current or potential investigations by various government entities and related government or private-party proceedings, and restrictions on our business and operations required by our corporate integrity agreement and other current or potential settlement terms, and the financial impact thereof and our ability to recover any losses related to such legal matters from third parties;

•	continued increased competition from large- and medium-sized dialysis providers that compete directly with us;

•
our ability to reduce administrative expenses while maintaining targeted levels of service and operating performance, including our ability to achieve anticipated savings from our recent restructurings;

•
our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector that may erode our patient base and reimbursement rates, such as accountable care organizations, independent practice associations and integrated delivery systems;

•
our ability to complete acquisitions, mergers or dispositions that we might announce or be considering, on terms favorable to us or at all, or to integrate and successfully operate any business we may acquire or have acquired, or to successfully expand our operations and services to markets outside the United States, or to businesses outside of dialysis;

•	noncompliance by us or our business associates with any privacy laws or any security breach involving the misappropriation, loss or other unauthorized use or disclosure of confidential information;

•	the variability of our cash flows;

•
factors that may impact our ability to repurchase stock under our stock repurchase program and the timing of any such stock repurchases, including market conditions, the price of our common stock, our cash flow position and leverage ratios, and legal, regulatory and contractual requirements;

•
the risk that we might invest material amounts of capital and incur significant costs in connection with the growth and development of our international operations, yet we might not be able to operate them profitably anytime soon, if at all;

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements;

•	impairment of our goodwill or other assets;

•
the risks and uncertainties associated with the timing, conditions and receipt of regulatory approvals and satisfaction of other closing conditions of the DMG sale transaction, potential disruption in connection with the DMG sale transaction making it more difficult to maintain business and operational relationships, and uncertainties related to our use of proceeds from the DMG sale transaction, including our ability to repurchase stock;

•	the risk that laws regulating the corporate practice of medicine could restrict the manner in which DMG conducts its business;

•	the risk that the cost of providing services under DMG’s agreements may exceed our compensation;

•	the risk that reductions in reimbursement rates, including Medicare Advantage rates, and future regulations may negatively impact DMG’s business, revenue and profitability;

•	the risk that DMG may not be able to successfully establish a presence in new geographic regions or successfully address competitive threats that could reduce its profitability;

•	the risk that a disruption in DMG’s healthcare provider networks could have an adverse effect on DMG’s business operations and profitability;

•	the risk that reductions in the quality ratings of health maintenance organization plan customers of DMG could have an adverse effect on DMG’s business; and

•	the risk that health plans that acquire health maintenance organizations may not be willing to contract with DMG or may be willing to contract only on less favorable terms.

DAVITA INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(dollars in thousands, except per share data.)

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Dialysis and related lab patient service revenues	$2,614,732	$2,471,495	$10,093,670	$9,727,360
Less: Provision for uncollectible accounts	(149,373)	(109,604)	(485,398)	(431,308)
Net dialysis and related lab patient service revenues	2,465,359	2,361,891	9,608,272	9,296,052
Other revenues	315,554	337,528	1,268,362	1,411,415
Total net revenues	2,780,913	2,699,419	10,876,634	10,707,467
Operating expenses and charges:
Patient care costs and other costs	1,941,687	1,882,778	7,640,005	7,431,582
General and administrative	265,424	285,100	1,064,026	1,072,841
Depreciation and amortization	144,367	131,090	559,911	509,497
Provision for uncollectible accounts	(5,652)	1,821	(7,033)	11,677
Equity investment loss (income)	3,184	(8,223)	8,640	(16,874)
Investment and other asset impairments	280,066	—	295,234	14,993
Goodwill impairment charges	1,500	43,408	36,196	28,415
Gain on changes in ownership interests, net	—	—	(6,273)	(374,374)
Gain on settlement, net	—	—	(526,827)	—
Total operating expenses and charges	2,630,576	2,335,974	9,063,879	8,677,757
Operating income	150,337	363,445	1,812,755	2,029,710
Debt expense	(108,997)	(103,932)	(430,634)	(414,116)
Other income, net	5,485	156	17,665	7,511
Income from continuing operations before income taxes	46,825	259,669	1,399,786	1,623,105
Income tax (benefit) expense	(150,267)	83,171	323,859	431,761
Net income from continuing operations	197,092	176,498	1,075,927	1,191,344
Net income (loss) from discontinued operations, net of tax	143,587	11,772	(245,372)	(158,262)
Net income	340,679	188,270	830,555	1,033,082
Less: Net income attributable to noncontrolling interests	(37,283)	(30,544)	(166,937)	(153,208)
Net income attributable to DaVita Inc.	$303,396	$157,726	$663,618	$879,874
Earnings per share:
Basic net income from continuing operations per share attributable to DaVita Inc.	$0.86	$0.74	$4.78	$5.12
Basic net income per share attributable to DaVita Inc.	$1.66	$0.81	$3.52	$4.36
Diluted net income from continuing operations per share attributable to DaVita Inc.	$0.85	$0.73	$4.71	$5.04
Diluted net income per share attributable to DaVita Inc.	$1.64	$0.80	$3.47	$4.29
Weighted average shares for earnings per share:
Basic	182,261,673	193,999,701	188,625,559	201,641,173
Diluted	184,825,329	196,743,187	191,348,533	204,904,656
Amounts attributable to DaVita Inc.:
Net income from continuing operations	$156,210	$142,696	$901,277	$1,032,373
Net income (loss) from discontinued operations	147,186	15,030	(237,659)	(152,499)
Net income attributable to DaVita Inc.	$303,396	$157,726	$663,618	$879,874

DAVITA INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)
(dollars in thousands)

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016
Net income	$340,679	$188,270	$830,555	$1,033,082
Other comprehensive income (loss):
Unrealized gains (losses) on interest rate cap and swap agreements:
Unrealized gains (losses) on interest rate cap and swap agreements	42	4,568	(5,437)	(3,670)
Reclassifications of net cap and swap agreements realized losses into net income	1,265	1,265	5,058	2,566
Unrealized gains (losses) on investments:
Unrealized gains (losses) on investments	228	(561)	3,705	1,427
Reclassification of net investment realized losses (gains) into net income	1	(279)	(220)	(423)
Foreign currency translation adjustments:
Foreign currency translation adjustments	8,222	(45,000)	99,770	(39,614)
Reclassification of foreign currency translation into net income	—	2,574	—	10,087
Other comprehensive income (loss)	9,758	(37,433)	102,876	(29,627)
Total comprehensive income	350,437	150,837	933,431	1,003,455
Less: Comprehensive income attributable to noncontrolling interests	(37,283)	(30,527)	(166,935)	(153,398)
Comprehensive income attributable to DaVita Inc.	$313,154	$120,310	$766,496	$850,057

DAVITA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(dollars in thousands)

	Year ended December 31,
	2017	2016
Cash flows from operating activities:
Net income	$830,555	$1,033,082
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	777,485	720,252
Impairment charges	981,589	296,408
Stock-based compensation expense	35,092	38,338
Deferred income taxes	(395,217)	52,010
Equity investment income, net	28,925	17,766
Gain on sales of business interests, net	(23,402)	(404,165)
Other non-cash charges, net	66,925	(7,338)
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(156,305)	(152,240)
Inventories	(18,625)	22,920
Other receivables and other current assets	(117,154)	(54,038)
Other long-term assets	(11,945)	35,893
Accounts payable	26,876	11,897
Accrued compensation and benefits	(78,239)	68,272
Other current liabilities	1,908	176,494
Income taxes	(52,176)	77,376
Other long-term liabilities	11,157	30,517
Net cash provided by operating activities	1,907,449	1,963,444

Cash flows from investing activities:
Additions of property and equipment	(905,250)	(829,095)
Acquisitions	(803,879)	(563,856)
Proceeds from asset and business sales	92,336	64,725
Purchase of investments available-for-sale	(13,117)	(13,539)
Purchase of investments held-to-maturity	(230,989)	(1,133,192)
Proceeds from sale of investments available-for-sale	6,408	18,963
Proceeds from investments held-to-maturity	492,470	1,240,502
Purchase of equity investments	(4,816)	(27,096)
Proceeds from sale of equity investments	—	40,920
Distributions received on equity investments	106	—
Net cash used in investing activities	(1,366,731)	(1,201,668)

DAVITA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS - continued
(unaudited)
(dollars in thousands)

	Year ended December 31,
	2017	2016
Cash flows from financing activities:
Borrowings	50,991,960	51,991,490
Payments on long-term debt and other financing costs	(50,837,112)	(52,116,120)
Purchase of treasury stock	(802,949)	(1,097,822)
Distributions to noncontrolling interests	(211,467)	(192,401)
Stock award exercises and other share issuances, net	21,252	23,543
Excess tax benefits from stock award exercises	—	13,251
Contributions from noncontrolling interests	74,552	47,590
Proceeds from sales of additional noncontrolling interests	2,864	—
Purchases of noncontrolling interests	(5,357)	(21,512)
Net cash used in financing activities	(766,257)	(1,351,981)
Effect of exchange rate changes on cash and cash equivalents	254	4,276
Net decrease in cash and cash equivalents	(225,285)	(585,929)
Less: Net decrease in cash and cash equivalents from discontinued operations	(58,743)	(15,788)
Net decrease in cash and cash equivalents from continuing operations	(166,542)	(570,141)
Cash and cash equivalents of continuing operations at beginning of the year	674,776	1,244,917
Cash and cash equivalents of continuing operations at end of the year	$508,234	$674,776

DAVITA INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(dollars in thousands, except per share data)

	December 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$508,234	$674,776
Short-term investments	43,516	306,981
Accounts receivable, less allowance of $218,399 and $238,897	1,714,750	1,503,950
Inventories	181,799	160,419
Other receivables	372,919	288,156
Income tax receivable	49,440	—
Prepaid and other current assets	112,058	99,510
Current assets held for sale	5,761,642	960,956
Total current assets	8,744,358	3,994,748
Property and equipment, net	3,149,213	2,864,121
Intangible assets, net	113,827	73,504
Equity investments	245,534	492,039
Long-term investments	37,695	29,997
Other long-term assets	47,287	33,857
Goodwill	6,610,279	6,015,375
Long-term assets held for sale	—	5,252,135
	$18,948,193	$18,755,776
LIABILITIES AND EQUITY
Accounts payable	$509,116	$456,619
Other liabilities	552,662	578,892
Accrued compensation and benefits	616,116	706,564
Current portion of long-term debt	178,213	160,262
Income tax payable	—	1,394
Current liabilities held for sale	1,185,070	807,233
Total current liabilities	3,041,177	2,710,964
Long-term debt	9,158,018	8,944,676
Other long-term liabilities	365,325	317,383
Deferred income taxes	486,247	530,869
Long-term liabilities held for sale	—	428,885
Total liabilities	13,050,767	12,932,777
Commitments and contingencies
Noncontrolling interests subject to put provisions	1,011,360	973,258
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 182,462,278 and 194,554,491 shares issued and outstanding, respectively)	182	195
Additional paid-in capital	1,042,899	1,027,182
Retained earnings	3,633,713	3,710,313
Accumulated other comprehensive income (loss)	13,235	(89,643)
Total DaVita Inc. shareholders' equity	4,690,029	4,648,047
Noncontrolling interests not subject to put provisions	196,037	201,694
Total equity	4,886,066	4,849,741
	$18,948,193	$18,755,776

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2017
	December 31, 2017	September 30, 2017	December 31, 2016
1. Consolidated Financial Results:
Consolidated net revenues	$2,781	$2,765	$2,699	$10,877
Operating income	$150	$395	$363	$1,813
Adjusted operating income excluding certain items(1)	$430	$404	$423	$1,616
Operating income margin	5.4%	14.3%	13.5%	16.7%
Adjusted operating income margin excluding certain items(1) (5)	15.5%	14.6%	15.7%	14.9%
Net income from continuing operations attributable to DaVita Inc.	$156	$153	$143	$901
Adjusted net income from continuing operations attributable to DaVita Inc. excluding certain items(1)	$170	$162	$177	$635
Diluted net income from continuing operations per share attributable to DaVita Inc.	$0.85	$0.80	$0.73	$4.71
Adjusted diluted net income from continuing operations per share attributable to DaVita Inc. excluding certain items (1)	$0.92	$0.85	$0.90	$3.32

2. Consolidated Business Metrics:
Expenses
General and administrative expenses as a percent of consolidated net revenues(2)	9.5%	9.9%	10.6%	9.8%
Consolidated effective tax rate	(320.9)%	31.3%	32.0%	23.1%
Consolidated effective tax rate attributable to DaVita Inc.(1)	(2,590.5)%	37.2%	36.8%	26.4%
Adjusted consolidated effective tax rate attributable to DaVita Inc.(1)	40.4%	35.9%	36.1%	39.1%

3. Summary of Division Financial Results:
Net revenues
Kidney Care:
U.S. dialysis and related lab services	$2,393	$2,370	$2,323	$9,360
Other—Ancillary services and strategic initiatives
U.S. ancillary services and strategic initiatives	316	323	338	1,268
International	95	91	58	328
	410	414	396	1,596
Eliminations	(23)	(19)	(19)	(80)
Total net consolidated revenues	$2,781	$2,765	$2,699	$10,877
Operating income (loss)
Kidney Care:
U.S. dialysis and related lab services	$459	$443	$436	$2,297
Other—Ancillary services and strategic initiatives
U.S. ancillary services and strategic initiatives	(2)	(19)	(59)	(110)
International	(294)	(17)	(14)	(329)
	(296)	(37)	(73)	(439)
Corporate administrative support	(12)	(11)	—	(45)
Total consolidated operating income	$150	$395	$363	$1,813
Prior periods have been revised to conform to current presentation of DMG as discontinued operations.

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2017
	December 31, 2017	September 30, 2017	December 31, 2016
4. Summary of Reportable Segment Financial Results:
U.S. Dialysis and Related Lab Services
Revenue:
Dialysis and related lab patient services revenues	$2,536	$2,484	$2,427	$9,822
Provision for uncollectible accounts	(148)	(118)	(109)	(482)
Net dialysis and related lab patient service operating revenues	2,388	2,366	2,318	9,340
Other revenues	5	5	5	20
Total net operating revenues	2,393	2,370	2,323	9,360
Operating expenses:
Patient care costs	1,619	1,607	1,568	6,334
General and administrative	186	197	199	760
Depreciation and amortization	134	132	124	521
Equity investment income	(5)	(8)	(4)	(25)
Gain on settlement, net	—	—	—	(527)
Total operating expenses	1,934	1,928	1,887	7,063
Segment operating income	$459	$443	$436	$2,297
Reconciliation for non-GAAP measure:
Less:
Gain on settlement, net	—	—	—	(527)
Equity investment income related to gain on settlement	—	—	—	(3)
Adjusted segment operating income(1)	$459	$443	$436	$1,768

5. U.S. Dialysis and Related Lab Services Business Metrics:
Volume
Treatments	7,244,555	7,186,280	6,889,069	28,271,113
Number of treatment days	78.5	79.0	79.0	312.5
Treatments per day	92,287	90,966	87,203	90,468
Per day year over year increase	5.8%	4.3%	3.7%	4.5%
Normalized non-acquired treatment growth year over year	3.5%	3.3%	4.0%
Operating net revenues
Dialysis and related lab services revenue per treatment	$350.10	$345.61	$352.38	$347.43
Less: Provision for uncollectible accounts per treatment	(20.42)	(16.42)	(15.87)	(17.05)
Dialysis and related lab services net revenue per treatment	$329.68	$329.19	$336.51	$330.38
Net revenue per treatment changes from previous quarter	0.1%	(0.2)%	(0.1)%
Net revenue per treatment changes from previous year	(2.0)%	(2.2)%	1.2%	(1.6)%
Percent of consolidated net revenues	85.5%	85.2%	85.6%	85.5%
Prior periods have been revised to conform to current presentation of DMG as discontinued operations.

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2017
	December 31, 2017	September 30, 2017	December 31, 2016
5. U.S. Dialysis and Related Lab Services Business Metrics: (continued)
Expenses
Patient care costs
Percent of total segment operating net revenues	67.6%	67.8%	67.5%	67.7%
Per treatment	223.47	223.58	227.68	224.05
Per treatment changes from previous quarter	—%	0.8%	0.2%
Per treatment changes from previous year	(1.8)%	(1.6)%	3.6%	(1.0)%
General and administrative expenses
Percent of total segment operating net revenues	7.8%	8.3%	8.5%	8.1%
Per treatment	25.67	27.36	28.82	26.87
Per treatment changes from previous quarter	(6.2)%	1.9%	5.3%
Per treatment changes from previous year	(10.9)%	—%	5.9%	(2.8)%
Accounts receivable
Net receivables	1,524	1,532	1,358
DSO	60	60	55
Provision for uncollectible accounts as a percentage of revenues	5.83%	4.75%	4.50%	4.91%

6. Discontinued Operations
Operating results
Net revenues	$1,215	$1,178	$1,037	$4,676
Expenses	1,238	1,165	1,018	4,635
Goodwill impairment charges	—	601	—	652
(Loss) income from discontinued operations before taxes	(23)	(587)	18	(610)
Income tax benefit (expense)	167	216	(7)	365
Net income (loss) from discontinued operations, net of tax	$144	$(371)	$12	$(245)

7. Cash Flow:
Operating cash flow	$342.9	$553.1	$482.2	$1,907.4
Operating cash flow from continuing operations	$286.7	$355.3	$431.9	$1,555.9
Operating cash flow from continuing operations, last twelve months	$1,555.9	$1,701.1	$1,676.4
Free cash flow from continuing operations(1)	$149.9	$220.6	$289.7	$1,042.3
Free cash flow from continuing operations, last twelve months(1)	$1,042.3	$1,182.0	$1,190.2
Capital expenditures from continuing operations:
Routine maintenance/IT/other	91.4	85.4	94.9	302.7
Development and relocations	151.8	131.2	130.2	507.4
Acquisition expenditures	57.0	30.4	66.5	668.5
Prior periods have been revised to conform to current presentation of DMG as discontinued operations.

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2017
	December 31, 2017	September 30, 2017	December 31, 2016
8. Debt and Capital Structure:
Total debt(3)	$9,400	$9,132	$9,185
Net debt, net of cash and cash equivalents(3)(4)	$8,892	$8,603	$8,510
Leverage ratio (see calculation on page 15)	3.63x	3.45x	3.16x
Overall weighted average effective interest rate during the quarter	4.80%	4.77%	4.49%
Overall weighted average effective interest rate at end of the quarter	4.88%	4.78%	4.52%
Weighted average effective interest rate on the senior secured credit facilities at end of the quarter	4.45%	4.22%	3.68%
Fixed and economically fixed interest rates as a percentage of our total debt	52%	53%	53%
Fixed and economically fixed interest rates, including our interest rate cap agreements, as a percentage of our total debt	89%	92%	91%
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.
Prior periods have been revised to conform to current presentation of DMG as discontinued operations.
_________________

(1)
These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, and for a definition of adjusted amounts, see attached reconciliation schedules.

(2)
Consolidated percentages of revenues are comprised of the dialysis and related lab services business and other ancillary services and strategic initiatives. General and administrative expenses includes certain corporate support and long-term incentive compensation, and for the three months ended September 30, 2017 and year ended December 31, 2017, includes restructuring charges.

(3)
The reported balance sheet amounts at December 31, 2017, September 30, 2017, and December 31, 2016, exclude $64.0 million, $67.9 million and $79.9 million, respectively, of a debt discount associated with our Term Loan B and other deferred financing costs. The reported balance sheet amounts exclude DMG debt which is classified as held for sale liabilities for all periods presented.

(4)	The reported net debt, net of cash and cash equivalents excludes DMG cash classified as held for sale assets for all periods presented.

(5)	Adjusted operating income margin is a calculation of adjusted operating income divided by consolidated net revenues.

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA-continued
(unaudited)
(dollars in thousands)
Note 1: Calculation of the Leverage Ratio
Under the senior secured credit facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, including short-term investments, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to users to enhance their understanding of the Company’s leverage ratio under its Credit Agreement. The leverage ratio calculated by the Company is a non-GAAP measure and should not be considered a substitute for debt to net income attributable to DaVita Inc., net income attributable to DaVita Inc. or total debt as determined in accordance with United States generally accepted accounting principles (GAAP). The Company’s calculation of its leverage ratio might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures by other companies.

Rolling twelve months ended December 31, 2017
Net income attributable to DaVita Inc.	$663,618
Income taxes	(40,998)
Interest expense	395,215
Depreciation and amortization	777,485
Impairment charges	981,589
Noncontrolling interests and equity investment income, net	196,309
Stock-settled stock-based compensation	34,981
Gain on changes in ownership interest, net	(23,402)
Gain on settlement, net	(529,504)
Other	4,673
“Consolidated EBITDA”	$2,459,966

December 31, 2017
Total debt, excluding debt discount and other deferred financing costs of $64.0 million	$9,438,029
Letters of credit issued	104,679
9,542,708
Less: Cash and cash equivalents including short-term investments (excluding DMG’s physician owned entities cash)	(619,343)
Consolidated net debt	$8,923,365
Last twelve months “Consolidated EBITDA”	$2,459,966
Leverage ratio	3.63x
In accordance with the Credit Agreement, the Company’s leverage ratio cannot exceed 4.50 to 1.00 as of December 31, 2017. At that date the Company’s leverage ratio did not exceed 4.50 to 1.00.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
(dollars in thousands, except for per share data)
Note 2:    Adjusted net income from continuing operations and adjusted diluted net income from continuing operations per share attributable to DaVita Inc.
We believe that adjusted net income from continuing operations and adjusted diluted net income from continuing operations per share attributable to DaVita Inc., excluding the impact of recent federal tax reform legislation, goodwill impairment charges, investment and other asset impairment charges, restructuring charges, a net settlement gain, gain on the APAC JV ownership changes, and estimated accruals for certain legal matters, enhances a user’s understanding of our normal net income from continuing operations attributable to DaVita Inc. and diluted net income from continuing operations per share attributable to DaVita Inc. for these periods by providing a measure that is meaningful because it excludes certain items which we do not believe are indicative of our ordinary results, and accordingly, is comparable to prior periods and indicative of normal net income from continuing operations attributable to DaVita Inc. and diluted net income from continuing operations per share attributable to DaVita Inc. These measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income from continuing operations attributable to DaVita Inc. and diluted net income from continuing operations per share attributable to DaVita Inc.

	Three months ended			Year ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Net income from continuing operations attributable to DaVita Inc.	$156,210	$152,870	$142,696	$901,277	$1,032,373
Tax reform	(251,510)	—	—	(251,510)	—
Goodwill impairment charges	—	—	28,415	34,696	28,415
Equity investment loss related to APAC JV goodwill impairment	—	6,293	—	6,293	—
Impairment of investments	280,066	—	14,993	280,066	14,993
Impairment of other assets	—	—	—	15,168	—
Restructuring charges	—	1,700	—	1,700	—
Equity investment loss related to restructuring charges	—	1,000	—	1,000	—
Gain on settlement, net	—	—	—	(526,827)	—
Equity investment income related to gain on settlement	—	—	—	(2,677)	—
Gain on APAC JV ownership changes	—	—	—	(6,273)	(374,374)
Accruals for legal matters	—	—	15,770	—	15,770
Noncontrolling interests associated with adjustments:
Goodwill impairment charges	—	—	(8,078)	(9,865)	(8,078)
Gain on settlement, net	—	—	—	24,029	—
Related income tax	(14,418)	(76)	(16,792)	167,818	(16,792)
Adjusted net income from continuing operations attributable to DaVita Inc.	$170,348	$161,787	$177,004	$634,895	$692,307
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands, except for per share data)

	Three months ended			Year ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Diluted net income from continuing operations per share attributable to DaVita Inc.	$0.85	$0.80	$0.73	$4.71	$5.04
Tax reform	(1.36)	—	—	(1.31)	—
Goodwill impairment charges	—	—	0.14	0.18	0.14
Equity investment loss related to APAC JV goodwill impairment	—	0.03	—	0.03	—
Impairment of investments	1.52	—	0.08	1.46	0.07
Impairment of other assets	—	—	—	0.08	—
Restructuring charges	—	0.01	—	0.01	—
Equity investment loss related to restructuring charges	—	0.01	—	0.01	—
Gain on settlement, net	—	—	—	(2.75)	—
Equity investment income related to gain on settlement	—	—	—	(0.01)	—
Gain on APAC JV ownership changes	—	—	—	(0.03)	(1.83)
Accruals for legal matters	—	—	0.08	—	0.08
Noncontrolling interests associated with adjustments:
Goodwill impairment charges	—	—	(0.04)	(0.05)	(0.04)
Gain on settlement, net	—	—	—	0.13	—
Related income tax	(0.08)	—	(0.09)	0.88	(0.08)
Adjusted diluted net income from continuing operations per share attributable to DaVita Inc.	$0.92	$0.85	$0.90	$3.32	$3.38
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)
Note 3:    Adjusted operating income.
Adjusted operating income is defined as operating income before certain items we do not believe are indicative of ordinary results, including goodwill impairment charges, investment and other asset impairment charges, restructuring charges, a net settlement gain, gain on the APAC JV ownership changes, and estimated accruals for certain legal matters.
We use adjusted operating income as a measure to assess operating and financial performance. We believe that this measure enhances a user’s understanding of the normal operating income and of our consolidated enterprise and of our individual reportable segments. Adjusted operating income is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity. In addition, the calculation of adjusted operating income is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies. Adjusted operating income may not be indicative of historical operating results, and we do not intend these calculations to be predictive of future results of operations or cash flows.

	Three months ended			Year ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Consolidated:
Operating income	$150,337	$395,294	$363,445	$1,812,755	$2,029,710
Goodwill impairment charges	—	—	28,415	34,696	28,415
Equity investment loss related to APAC JV goodwill impairment	—	6,293	—	6,293	—
Impairment of investments	280,066	—	14,993	280,066	14,993
Impairment of other assets	—	—	—	15,168	—
Restructuring charges	—	1,700	—	1,700	—
Equity investment loss related to restructuring charges	—	1,000	—	1,000	—
Gain on settlement, net	—	—	—	(526,827)	—
Equity investment income related to gain on settlement	—	—	—	(2,677)	—
Gain on APAC JV ownership changes	—	—	—	(6,273)	(374,374)
Accruals for legal matters	—	—	15,770	—	15,770
Adjusted operating income	$430,403	$404,287	$422,623	$1,615,901	$1,714,514
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)

	Three months ended			Year ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Kidney Care:
U.S. dialysis and related lab services:
Segment operating income	$459,210	$442,777	$435,581	$2,297,198	$1,777,014
Gain on settlement, net	—	—	—	(526,827)	—
Equity investment income related to gain on settlement	—	—	—	(2,677)	—
Adjusted U.S. dialysis and related lab services operating income	459,210	442,777	435,581	1,767,694	1,777,014
Other - Ancillary services and strategic initiatives:
U.S. ancillary services and strategic initiatives
Segment operating loss	(2,452)	(19,245)	(58,562)	(110,269)	(65,586)
Goodwill impairment charges	—	—	28,415	34,696	28,415
Impairment of other assets	—	—	—	15,168	—
Accruals for legal matters	—	—	15,770	—	15,770
Adjusted operating loss	(2,452)	(19,245)	(14,377)	(60,405)	(21,401)
International dialysis
Segment operating (loss) income	(294,043)	(17,273)	(13,273)	(329,209)	331,910
Impairment of investments	280,066	—	14,993	280,066	14,993
Equity investment loss related to APAC JV goodwill impairment	—	6,293	—	6,293	—
Restructuring charges	—	1,700	—	1,700	—
Equity investment loss related to restructuring charges	—	1,000	—	1,000	—
Gain on APAC JV ownership changes	—	—	—	(6,273)	(374,374)
Adjusted operating (loss) income	(13,977)	(8,279)	1,720	(46,422)	(27,471)
Adjusted Other - Ancillary services and strategic initiatives operating loss	(16,428)	(27,524)	(12,657)	(106,827)	(48,872)
Corporate administrative support:
Segment operating loss	(12,378)	(10,965)	(301)	(44,966)	(13,628)
Adjusted Kidney Care operating income	$430,403	$404,287	$422,623	$1,615,901	$1,714,514
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)
Note 4:    Effective income tax rates and adjusted effective income tax rates.
We believe that reporting the effective income tax rate attributable to DaVita Inc. as well as the adjusted effective income tax rate attributable to DaVita Inc., excluding the impact of recent federal tax reform legislation, goodwill impairment charges, investment and other asset impairment charges, restructuring charges, a net settlement gain, gain on the APAC JV ownership changes, and estimated accruals for certain legal matters, net of tax, enhances a user’s understanding of DaVita Inc.’s effective income tax rate and DaVita Inc.’s adjusted effective income tax rate for the periods presented because it excludes noncontrolling owners’ income that primarily relates to non-tax paying entities and certain non-deductible charges which we do not believe are indicative of our ordinary results, and, therefore, these adjusted measures are meaningful to a user to fully understand the related income tax effects on DaVita Inc.’s operating results. These are not measures under GAAP and should not be considered as an alternative to the effective income tax rate calculated in accordance with GAAP.
Effective income tax rate as compared to the effective income tax rate attributable to DaVita Inc. is as follows:

	Three months ended			Year ended December 31, 2017
	December 31, 2017	September 30, 2017	December 31, 2016
Income from continuing operations before income taxes	$46,825	$289,384	$259,669	$1,399,786
Income tax (benefit) expense	$(150,267)	$90,546	$83,171	$323,859
Effective income tax rate	(320.9)%	31.3%	32.0%	23.1%

	Three months ended			Year ended December 31, 2017
	December 31, 2017	September 30, 2017	December 31, 2016
Income from continuing operations before income taxes	$46,825	$289,384	$259,669	$1,399,786
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(41,019)	(46,010)	(33,904)	(175,176)
Income before income taxes attributable to DaVita Inc.	$5,806	$243,374	$225,765	$1,224,610

Income tax (benefit) expense	$(150,267)	$90,546	$83,171	$323,859
Less: Income tax attributable to noncontrolling interests	(137)	(42)	(102)	(526)
Income tax (benefit) expense attributable to DaVita Inc.	$(150,404)	$90,504	$83,069	$323,333

Effective income tax rate attributable to DaVita Inc.	(2,590.5)%	37.2%	36.8%	26.4%
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)
Adjusted effective income tax rate as compared to the adjusted effective income tax rate attributable to DaVita Inc. is as follows:

	Three months ended			Year ended December 31, 2017
	December 31, 2017	September 30, 2017	December 31, 2016
Income from continuing operations before income taxes	$46,825	$289,384	$259,669	$1,399,786
Goodwill impairment charges	—	—	28,415	34,696
Equity investment loss related to APAC JV goodwill impairment	—	6,293	—	6,293
Impairment of investments	280,066	—	14,993	280,066
Impairment of other assets	—	—	—	15,168
Restructuring charges	—	1,700	—	1,700
Equity investment loss related to restructuring charges	—	1,000	—	1,000
Gain on settlement, net	—	—	—	(526,827)
Equity investment income related to gain on settlement	—	—	—	(2,677)
Gain on APAC JV ownership changes	—	—	—	(6,273)
Accruals for legal matters	—	—	15,770	—
Noncontrolling owners’ income primarily attributable to non-tax paying entities	(41,019)	(46,010)	(33,904)	(175,176)
Noncontrolling interests associated with adjustments
Goodwill impairment charges	—	—	(8,078)	(9,865)
Gain on settlement, net	—	—	—	24,029
Adjusted income from continuing operations before income taxes attributable to DaVita Inc.	$285,872	$252,367	$276,865	$1,041,920
Income tax (benefit) expense	$(150,267)	$90,546	$83,171	$323,859
Add income tax related to:
Tax reform	251,510	—	—	251,510
Goodwill impairment charges	—	—	7,342	9,418
Impairment of investments	14,418	—	5,360	14,418
Impairment of other assets	—	—	—	5,752
Restructuring charges	—	76	—	76
Accruals for legal matters	—	—	4,090	—
Less income tax related to:
Gain on settlement, net	—	—	—	(197,482)
Noncontrolling interests	(137)	(42)	(102)	(526)
Adjusted income tax attributable to DaVita Inc.	$115,524	$90,580	$99,861	$407,025
Adjusted effective income tax rate attributable to DaVita Inc.	40.4%	35.9%	36.1%	39.1%
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in thousands)
Note 5:    Free cash flow from continuing operations.
Free cash flow from continuing operations represents net cash provided by operating activities from continuing operations less distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology from continuing operations. We believe free cash flow from continuing operations is a useful adjunct to cash flow from operating activities from continuing operations and other measurements under GAAP, since free cash flow from continuing operations is a meaningful measure of our ability to fund acquisitions and development activities and meet our debt service requirements. In addition, free cash flow from continuing operations excluding distributions to noncontrolling interests provides a user with an understanding of free cash flows from continuing operations that are attributable to DaVita Inc. Free cash flow from continuing operations is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities from continuing operations, as an indicator of cash flows or as a measure of liquidity.

	Three months ended
	December 31, 2017	September 30, 2017	December 31, 2016
Cash provided by continuing operating activities	$286,716	$355,334	$431,927
Less: Distributions to noncontrolling interests	(45,429)	(49,388)	(47,329)
Cash provided by continuing operating activities attributable to DaVita Inc.	241,287	305,946	384,598
Less: Expenditures for routine maintenance and information technology	(91,355)	(85,389)	(94,942)
Free cash flow from continuing operations	$149,932	$220,557	$289,656

	Rolling 12-Month Period
	December 31, 2017	September 30, 2017	December 31, 2016
Cash provided by continuing operating activities	$1,555,892	$1,701,103	$1,676,395
Less: Distributions to noncontrolling interests	(210,892)	(212,792)	(192,133)
Cash provided by continuing operating activities attributable to DaVita Inc.	1,345,000	1,488,311	1,484,262
Less: Expenditures for routine maintenance and information technology	(302,697)	(306,284)	(294,032)
Free cash flow from continuing operations	$1,042,303	$1,182,027	$1,190,230
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.